UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☑ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
REGEN BIOLOGICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      ☑ No fee required.

      ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      (2) Form, schedule or registration statement no.:

      (3) Filing party:

      (4) Date filed:

REGEN BIOLOGICS, INC.
509 Commerce Street
1st Floor, East Wing
Franklin Lakes, New Jersey 07417

April   , 2006

Dear Stockholder:

You are cordially invited to attend the ReGen Biologics, Inc. (“ReGen”) Annual Meeting of Stockholders to be held on May 12, 2006 at 9:00 am Eastern time at the offices of our legal counsel, Pillsbury Winthrop Shaw Pittman LLP, located at 1540 Broadway, New York, New York 10036.

The matters proposed for consideration at the meeting are:

•	the election of Gerald E. Bisbee, Jr., Ph.D., Abhi Acharya, Ph.D., Alan W. Baldwin, Robert G. McNeil, Ph.D., J. Richard Steadman, M.D. and William R. Timken as directors for the next year;

•	the one for eight reverse stock split of all of ReGen’s issued and outstanding common stock, subject to the authority of the Board;

•	the ratification of the appointment of Ernst & Young LLP as our independent accountants for the current fiscal year; and

•	the transaction of such other business as may come before the meeting or any adjournment thereof.

The accompanying Notice of Annual Meeting of Stockholders and proxy statement discuss these matters in further detail. We urge you to review this information carefully.

Pursuant to the terms of a certain stockholders’ agreement among certain ReGen stockholders, the parties to the stockholders’ agreement have agreed to vote their shares in favor of the election of certain designated directors, as listed above, and in favor of a reverse stock split. The parties to the stockholders’ agreement currently control approximately 28.05% of the issued and outstanding voting capital stock of our company. The parties to the stockholders’ agreement are not bound to vote in any way on any other proposals.

You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and proxy statement and to ask questions about us and our operations.

It is important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend, please sign and promptly return the enclosed proxy card using the envelope provided. If you do attend the annual meeting, you may withdraw your proxy and vote your shares in person.

Sincerely,

/s/  Gerald E. Bisbee, Jr., Ph.D.

Gerald E. Bisbee, Jr., Ph.D.
Chairman and Chief Executive Officer

REGEN BIOLOGICS, INC.
509 Commerce Street
1st Floor, East Wing
Franklin Lakes, New Jersey 07417

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 12, 2006

The Annual Meeting of Stockholders of ReGen Biologics, Inc. (“ReGen”) will be held on May 12, 2006 at 9:00 am Eastern time at the offices of our legal counsel, Pillsbury Winthrop Shaw Pittman LLP, located at 1540 Broadway, New York, New York 10036, for the following purposes:

1. To elect Gerald E. Bisbee, Jr., Ph.D., Abhi Acharya, Ph.D., Alan W. Baldwin, Robert G. McNeil, Ph.D., J. Richard Steadman, M.D. and William R. Timken as directors for the next year;

2. To approve a one for eight reverse stock split of all of ReGen’s issued and outstanding common stock, subject to the authority of the Board;

3. To ratify the appointment of Ernst & Young LLP as our independent accountants for the current fiscal year; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Pursuant to the terms of a certain stockholders’ agreement among certain ReGen stockholders, the parties to the stockholders’ agreement have agreed to vote their shares in favor of the election of certain designated directors, as listed above, and in favor of a reverse stock split. The parties to the stockholders’ agreement currently control approximately 28.05% of the issued and outstanding voting capital stock of our company. The parties to the stockholders’ agreement are not bound to vote in any way on any other proposals.

The Board has fixed the close of business on March 31, 2006 as the record date for us to determine those stockholders entitled to notice and those stockholders entitled to vote at the Annual Meeting of Stockholders. We request that all stockholders, whether or not you expect to attend the meeting, sign the enclosed proxy and return it as promptly as possible in the accompanying stamped envelope. You may revoke your proxy at any time before it is voted. If you are present at the meeting, you may vote your shares in person and the proxy will not be used. You are respectfully urged to read the proxy statement contained in this booklet for further information concerning the matters to be acted upon at the annual meeting and the use of the proxy.

By Order of the Board,

/s/  Gerald E. Bisbee, Jr., Ph.D.

Gerald E. Bisbee, Jr., Ph.D.
Chairman and Chief Executive Officer

April   , 2006

IMPORTANT — PLEASE MAIL YOUR SIGNED PROXY CARD
PROMPTLY IN THE ENCLOSED ENVELOPE

TABLE OF CONTENTS

BENEFICIAL OWNERSHIP	2
ELECTION OF DIRECTORS	5
EXECUTIVES	10
EXECUTIVE COMPENSATION	11
OPTION GRANTS	11
AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES	12
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	12
REPORT OF THE AUDIT COMMITTEE	15
COMPARATIVE STOCK PRICE PERFORMANCE GRAPH	16
REGEN STOCKHOLDERS’ AGREEMENT	17
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	19
DEADLINE FOR STOCKHOLDERS PROPOSALS	20
ADDITIONAL INFORMATION	20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	21

REGEN BIOLOGICS, INC.
509 Commerce Street
1st Floor, East Wing
Franklin Lakes, New Jersey 07417

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 12, 2006

This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of ReGen Biologics, Inc. to be held on May 12, 2006 at 9:00 am Eastern time at the offices of our legal counsel, Pillsbury Winthrop Shaw Pittman LLP, located at 1540 Broadway, New York, New York 10036.

The matters proposed for consideration at the meeting are:

•	the election of Gerald E. Bisbee, Jr., Ph.D., Abhi Acharya, Ph.D., Alan W. Baldwin, Robert G. McNeil, Ph.D., J. Richard Steadman, M.D. and William R. Timken as directors for the next year;

•	the one for eight reverse stock split of all of ReGen’s issued and outstanding common stock, subject to the authority of the Board;

•	the ratification of the appointment of Ernst & Young LLP as our independent accountants for the current fiscal year; and

•	the transaction of such other business as may come before the meeting or any adjournment thereof.

Pursuant to the terms of a certain stockholders’ agreement among certain ReGen stockholders, the parties to the stockholders’ agreement have agreed to vote their shares in favor of the election of certain designated directors, as listed above, and in favor of a reverse stock split. The parties to the stockholders’ agreement currently control approximately 28.05% of the issued and outstanding voting capital stock of our company. The parties to the stockholders’ agreement are not bound to vote in any way on any other proposals.

This proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and the enclosed proxy card are being mailed to stockholders on or about April 18, 2006. The enclosed proxy card is solicited by our Board and will be voted at the annual meeting and any adjournments thereof. Shares represented by a properly executed proxy card in the accompanying form will be voted at the annual meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder’s shares will be voted in accordance with the recommendations of the Board “FOR” each of the proposals presented in this proxy statement. Those recommendations are described later in this proxy statement.

The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business. Votes cast in person or by proxy, abstentions and broker non-votes (which we define below) will be tabulated by the inspectors of election and will be considered in the determination of whether a quorum is present at the annual meeting. The inspectors of election will treat shares represented by executed proxies that abstain as shares that are present and entitled to vote for purposes of determining the approval of such matter. If, with respect to any shares, a broker or other nominee submits a proxy card indicating that instructions have not been received from the beneficial owners or the persons entitled to vote and that such broker or other nominee does not have discretionary authority to vote such shares (a “broker non-vote”) on one or more proposals, those shares will not be treated as present and entitled to vote for purposes of determining the approval of any such proposal.

The proxy may be revoked at any time before it is exercised by delivering a written notice of revocation to our Corporate Secretary. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to our Corporate Secretary at our principal executive offices as follows: 509 Commerce

Street, 1st Floor, East Wing, Franklin Lakes, New Jersey 07417, Attention: Corporate Secretary. If you attend the annual meeting in person, you may revoke your proxy by either giving notice of revocation to the inspectors of election at the annual meeting or by voting at the annual meeting in person. The only items of business that the Board intends to present or knows will be presented at the annual meeting are the items discussed in this proxy statement. The proxy confers discretionary authority upon the persons named in it, or their substitutes, to vote on any other items of business that may properly come before the meeting. All holders of record of our common stock and preferred stock at the close of business on March 31, 2006 will be eligible to vote at the annual meeting. As of March 31, 2006 we had 70,067,406 shares of common stock issued, 69,612,847 shares of common stock outstanding, and 13,260,025 and 11,046,637 shares, respectively, of Series A and Series C preferred stock issued and outstanding, and 93,919,510 in aggregate voting securities issued and outstanding. The holders of our preferred stock have the right to vote together with the holders of our common stock on an as-converted basis. Each share of common stock and preferred stock is entitled to one vote.

BENEFICIAL OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock and preferred stock as of March 31, 2006 by:

•	each person we know to beneficially own more than 5% of our voting stock,

•	each director and nominee for director,

•	each of our executive officers named in the Summary Compensation Table under “Executive Compensation,” and

•	all of our directors, nominees for directors and executive officers as a group.

The number of shares of common stock outstanding on March 31, 2006 was 69,612,847 shares. The combined number of shares of Series A and Series C preferred stock outstanding on March 31, 2006 was 24,306,662 shares. The aggregate voting securities issued and outstanding as of March 31, 2006 was 93,919,510. Except as noted, all information with respect to beneficial ownership has been furnished by the respective director, executive officer or beneficial owner of more than 5% of our common stock, or is based on filings with the Securities and Exchange Commission. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the common stock has been determined for this purpose in accordance with the Securities Exchange Act of 1934, as amended, which provides, among other things, that a person is deemed to be the beneficial owner of the common stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the common stock. Unless otherwise indicated below, the address of those identified in the table is ReGen Biologics, Inc., 509 Commerce Street, 1st Floor, East Wing, Franklin Lakes, NJ 07417.

	Number of Shares	Percentage of
	Beneficially	Shares Beneficially
Name and Address of Beneficial Owner	Owned	Owned

Robert G. McNeil, Ph.D.(1)	27,265,389	28.11%
Sanderling Ventures(2)(15)	26,075,844	27.15%
Iridian Asset Management LLC(3)	7,237,941	7.59%
L-R Global Partners, L.P.; L-R Global Fund, Ltd.(4)	5,786,819	6.15%
Centerpulse USA Holding Co.(5)	5,639,547	5.98%
Gerald E. Bisbee, Jr., Ph.D.(6)	5,167,145	5.27%
J. Richard Steadman M.D.(7)(15)	4,176,650	4.36%
Brion D. Umidi(8)	1,144,022	1.20%
William R. Timken(9)	1,040,003	1.10%
John Dichiara(10)	1,026,986	1.08%
William Rodkey D.V.M.(11)	809,060	*
Alan W. Baldwin(12)	452,416	*
Abhi Acharya, Ph.D.(13)	331,006	*
All Directors and Executive Officers as a Group (ten persons)(14)	41,412,677	38.75%

*	Represents less than 1% of our outstanding stock

(1)	Includes 927,224 shares of our common stock issuable upon the exercise of vested options and 22,587 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2006. Also includes 26,075,844 shares of common stock beneficially owned by Sanderling Ventures. Dr. McNeil is a general partner of Sanderling Ventures and disclaims any beneficial ownership of the shares of Sanderling Ventures except to the extent of his pecuniary interest in Sanderling Ventures arising from his role as a general partner. The address of Dr. McNeil is c/o Sanderling Ventures, 400 South El Camino Real, Suite 1200, San Mateo, CA 94402.

(2)	Includes 2,135,733 shares of common stock issuable upon exercise of vested warrants. Includes 15,774,567 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis. Sanderling Ventures’ stock ownership is divided among nine related entities: Sanderling Venture Partners IV Co — Investment Fund, L.P., Sanderling IV Biomedical Co — Investment Fund, L.P.; Sanderling Venture Partners V Co — Investment Fund, L.P.; Sanderling V Limited Partnership; Sanderling V Beteiligungs GmbH and Co. KG; Sanderling Venture Partners II, L.P.; Sanderling Ventures Limited, L.P.; Sanderling V Biomedical Co-Investment Fund, L.P.; Sanderling V Ventures Management; Sanderling Venture Partners VI Co-Investment LP; and Sanderling Ventures Management VI. All of these entities are limited partnerships except for Sanderling V Venture Management. Every general partner of the limited partnerships, including Dr. McNeil, would be deemed a beneficial owner of these shares under the securities laws. Dr. McNeil is also a beneficial owner of Sanderling Ventures Management V. Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger share voting and investment control of the shares held by the Sanderling entities. The address of Sanderling Ventures is 400 South El Camino Real, Suite 1200, San Mateo, CA 94402.

(3)	Iridian Asset Management LLC has direct beneficial ownership of the shares of our common stock in the accounts for which it serves as the investment adviser under its investment management agreements, and thus has the shared power to vote or direct the vote, and the shared power to dispose or direct the disposition, of 5,767,353 shares of our common stock, and the shared power to dispose or direct the disposition of a warrant which is currently exercisable to purchase an additional 1,470,588 shares of our common stock. Iridian Asset Management LLC’s controlling member, BIAM (US) Inc., and BIAM (US) Inc.’s sole shareholder, BancIreland/First Financial, Inc., and BancIreland/First Financial Inc.’s sole shareholder, IBI Interfunding, and IBI Interfunding’s sole shareholder, The Governor and Company of the Bank of Ireland, all share voting and dispositive power with Iridian Asset Management LLC. The address of Iridian Asset Management LLC is

276 Post Road West, Westport, CT 06880-4704. The address of BIAM(US) Inc. and BancIreland is Liberty Park #15, 282 Route 101, Amherst, NH 03110. The address of IBI Interfunding and The Governor and Company of the Bank of Ireland is Head Office, Lower Baggot Street, Dublin 2, Ireland.

(4)	Includes 147,059 shares of common stock issuable upon exercise of vested warrants. Includes 3,347,467 shares of our preferred stock held by L-R Global Partners LP which are convertible into shares of our common stock on a one-for-one basis and 1,115,822 shares of our preferred stock held by L-R Global Fund, Ltd. which are convertible into shares of our common stock on a one-for-one basis. L-R Offshore Managers, LLC, is the investment manager of L-R Global Fund, Ltd. and disclaims beneficial ownership of the shares held by L-R Global Fund, Ltd. except to the extent of its pecuniary interest in the shares. J. Murray Logan and Don LaGuardia share voting and investment control of the shares held by L-R Global Fund, Ltd. in their capacity as managing members of L-R Offshore Managers LLC. The general partner of by L-R Global Partners, L.P., L-R General Partners LLC, disclaims beneficial ownership of the shares held by L-R Global Partners, L.P., except to the extent of its pecuniary interest in the shares. The address of L-R Global Partners, L.P., L-R Offshore Managers LLC and L-R Global Fund Ltd. is 430 Park Avenue, 7th Floor, New York, NY 10022.

(5)	Includes 366,657 shares of common stock issuable upon exercise of vested warrants. Includes 1,466,633 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis. Centerpulse is a Swiss corporation. The board of directors of Zimmer, Inc. through J. Raymond Elliott, James T. Crines and David C. Dvorak has voting and investment control of the securities held by Centerpulse USA Holding Co. The address of Centerpulse is c/o Chad F. Phipps, esq., 345 East Main Street, Warsaw, IN 46580.

(6)	Includes 4,033,615 shares of our common stock issuable upon the exercise of vested options, 71,691 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2006 and 14,706 shares of our common stock issuable upon the exercise of vested warrants.

(7)	Includes 1,722,113 shares of our common stock issuable upon the exercise of vested options and 40,040 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2006. Includes 111,582 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis. Includes 14,706 shares of our common stock issuable upon the exercise of vested warrants.

(8)	Includes 1,116,441 shares of our common stock issuable upon the exercise of vested options and 14,651 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2006. Includes 1,471 shares of our common stock issuable upon the exercise of vested warrants. Includes 11,459 shares of common stock. Mr. Umidi has the sole power to vote or direct the vote of and dispose or direct the disposition of 1,131,669 of the shares. Mr. Umidi has shared power with Greta Umidi to vote or direct the vote of and dispose or direct the disposition of 12,353 of the shares.

(9)	Includes 209,753 shares of our common stock issuable upon the exercise of vested options and 22,588 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2006. Includes 569,792 common stock and 223,164 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis, held through Timken Living Trust. Includes 14,706 shares of our common stock issuable upon the exercise of vested warrants.

(10)	Includes 1,014,439 shares of our common stock issuable upon the exercise of vested options and 12,547 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2006.

(11)	Includes 776,965 shares of our common stock issuable upon the exercise of vested options, 11,724 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2006, 1,325 shares of our common stock issuable upon the exercise of vested warrants, and 5,298 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis. Includes 13,748 shares of common stock.

(12)	Includes 429,829 shares of our common stock issuable upon the exercise of vested options and 22,587 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2006.

(13)	Includes 308,419 shares of our common stock issuable upon the exercise of vested options and 22,587 shares of our common stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2006.

(14)	Includes 949,811 shares of our common stock, which Dr. McNeil may acquire pursuant to options which are exercisable within 60 days of March 31, 2006, 4,105,306 shares of our common stock, which Dr. Bisbee may acquire pursuant to options which are exercisable within 60 days of March 31, 2006, 1,762,153 shares of our common stock, which Dr. Steadman may acquire pursuant to options which are exercisable within 60 days of March 31, 2006, 452,416 shares of our common stock, which Mr. Baldwin may acquire pursuant to options which are exercisable within 60 days of March 31, 2006, 232,341 shares of our common stock, which Mr. Timken may acquire pursuant to options which are exercisable within 60 days of March 31, 2006, 331,006 shares of our common stock, which Dr. Acharya may acquire pursuant to options which are exercisable within 60 days of March 31, 2006, 1,131,092 shares of our common stock, which Mr. Umidi may acquire pursuant to options which are exercisable within 60 days of March 31, 2006, 1,026,986 shares of our common stock, which Mr. Dichiara may acquire pursuant to options which are exercisable within 60 days of March 31, 2006, and 788,689 shares of our common stock, which Dr. Rodkey may acquire pursuant to options which are exercisable within 60 days of March 31, 2006. Includes 2,135,733 shares of our common stock issuable upon the exercise of vested warrants for Sanderling Ventures, of which Dr. McNeil is a general partner, 14,706 shares of our common stock issuable upon the exercise of vested warrants for Dr. Bisbee, 14,706 shares of our common stock issuable upon the exercise of vested warrants for Dr. Steadman, 14,706 shares of our common stock issuable upon the exercise of vested warrants for Mr. Timken, 1,325 shares of our common stock issuable upon the exercise of vested warrants for Dr. Rodkey and 1,471 shares of our common stock issuable upon the exercise of vested warrants for Mr. Umidi. Includes 15,919,554 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis, for Sanderling Ventures, of which Dr. McNeil is a general partner, 111,582 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis, for Dr. Steadman, 223,164 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis, for Mr. Timken and 5,298 shares of our preferred stock, which are convertible into shares of our common stock on a one-for-one basis, for Dr. Rodkey.

(15)	As a result of the Amended and Restated Stockholders’ Agreement, dated September 21, 2005, by and between Dr. Richard Steadman, M.D., Sanderling Venture Partners IV Co-Investment Fund, L.P., Sanderling IV Biomedical Co-Investment Fund, L.P., Sanderling IV Venture Management, Sanderling Venture Partners V Co-Investment Fund, L.P., Sanderling V Biomedical Co-Investment Fund, L.P., Sanderling V Limited Partnership, Sanderling V Beteiligungs GmbH & Co. KG, Sanderling V Ventures Management, Sanderling Venture Partners II. L.P., and Sanderling Ventures Limited, L.P., the parties to the Stockholders’ Agreement, may be deemed to be acting as a group with regard to our common stock that is beneficially owned by each of them. The aggregate amount beneficially owned by the parties to the Amended and Restated Stockholders’ Agreement is 30,252,494, or 30.92%, of the issued and outstanding capital stock of the Company. Each of the parties to the Amended and Restated Stockholders’ Agreement disclaims beneficial ownership of the shares beneficially owned by the others.

ELECTION OF DIRECTORS
(PROPOSAL 1)

We will currently elect our six directors to serve for a term of one year or until their respective successors are duly elected and qualified. Directors are elected by the affirmative vote of the holders of a plurality of the shares of our stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions or broker non-votes will not be counted as votes for or against any nominee or director. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the Board may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

The names, ages, principal occupations and other information concerning the director nominees, based upon information received from them, are set forth below.

Gerald E. Bisbee, Jr., Ph.D., 63, (President and Chief Executive Officer from 1989 to 1997 and from 2002 to present, Chairman of the Board from 1989 through 1997, and December 2000 to present, and director since 1989). Dr. Bisbee served as Chairman and CEO of RBio, Inc. from 1998 to 2002. Dr. Bisbee was chairman and CEO of APACHE Medical Systems, Inc., a company providing clinical trial and FDA advisory services to device and pharmaceutical companies, and an industry-leading information management system for high-cost, high-risk patients. In 1988, Dr. Bisbee became Chairman and CEO of Sequel Corporation, an orthopedic rehabilitation practice management and manufacturing company. Dr. Bisbee holds a Ph.D. from Yale University in chronic epidemiology with an emphasis in muscular-skeletal disease. His dissertation is part of the development of Diagnostic Related Groups, or DRGs. Dr. Bisbee is a co-author of the first national orthopedic study entitled, Musculoskeletal Disorders: Their Frequency of Occurrence and Their Impact on the Population of the U.S. He also holds an M.B.A. in finance and health care systems from University of Pennsylvania’s Wharton School. Dr. Bisbee is also a director of Cerner Corporation.

J. Richard Steadman, MD, 68, (Director since 2002), Dr. Steadman conducts an orthopedic surgery practice at the Steadman Hawkins Clinic in Vail, Colorado, and is globally recognized for his expertise in sports medicine, surgery and rehabilitation. Dr. Steadman has served as a director of RBio, Inc. from 1990 to 2002. Dr. Steadman has received numerous national and international awards including the Albert Trillat Award for Excellence in Knee Research from the International Society for the Knee, the H. Edward Cabaud Memorial Award for Knee Research from the American Orthopedic Society for Sports Medicine, and the highly prestigious GOTS-Beiersdorf (Germany) Prize. He is also a member of the U.S. Ski Hall of Fame. Dr. Steadman holds a BS in Biology (pre-med) from Texas A&M and an M.D. from the University of Texas, Southwestern Medical School. He completed his Orthopedic Surgery Residency at Charity Hospital (LSU) in New Orleans.

Robert G. McNeil, Ph.D., 62, (Director since 2002), Dr. McNeil is a general partner of Sanderling Ventures, a biomedical industry investment firm, and has over twenty-five years experience as an active investor and management participant in seed and early-stage biomedical companies. Dr. McNeil has served as a director of RBio, Inc. from 1990 to 2002. He founded Sanderling Ventures in 1979. Dr. McNeil was a seed-stage investor in Advanced Cardiovascular Systems, Inc. and Venitrex, Inc., two privately-held medical device companies. He was a founder, Chief Executive Officer and Chairman of CoCensys, the Chief Executive Officer and Chairman of Acea, and the Chairman of Peregrine Pharmaceuticals, a publicly-held company. Dr. McNeil earned his Ph.D. in the fields of molecular biology, biochemistry and genetics from the University of California, Irvine. Following his graduation, he pursued a long-time interest in investing by joining Shuman Agnew & Co., a San Francisco investment firm, where he worked as a portfolio manager and investment analyst. Dr. McNeil is Chairman of the Board of InfraReDx, Inc.

Alan W. Baldwin, 69, (Director since 2000, Chairman of Audit Committee since 2002), Mr. Baldwin is presently President and Chief Operating Officer of Argosy Chemical International, a supplier of composite materials, specialty chemicals, technology, equipment, and related services. Mr. Baldwin was previously president of Alcore, a division of the McGill Corporation. Prior to joining Alcore, Mr. Baldwin was the Chief Executive Officer of CopperGlass Optical Solutions, Inc.; and director of Wren Associates, Ltd. Mr. Baldwin is a graduate of the U.S. Military Academy at West Point, New York and received his Masters Degree in engineering and mathematics from the University of Alabama.

Abhi Acharya, Ph.D., 65, (Director since May 2003), Dr. Acharya served at the Office of Device Evaluation, Center for Devices and Radiological Health, FDA from 1977 to 1993 holding a variety of positions including Director, Division of Cardiovascular, Respiratory and Neurological Devices, and Chief of Surgical Devices Branch. Most recently, Dr. Acharya served as Senior Vice President, Regulatory Affairs, Quality, Clinical Research of EndoTex Interventional Systems, Vice President, Regulatory Affairs, Quality Assurance and Clinical Research of Target Therapeutics, Inc. and Senior Technical Advisor at Biometric Research Institute, Inc. Dr. Acharya has authored numerous publications, and he has received the FDA Award of Merit, the Commendable Service Award,

and the Commissioner’s Special Citation. He earned his M.S. and Ph.D. in Biomedical Engineering from Northwestern University and a B.S. in Metallurgical Engineering from the Indian Institute of Technology. Dr. Archarya has been employed as a consultant since 1999, and presently serves on the board of directors of Neomend, Inc., Stereotaxis, Inc. and InfraReDx, Inc.

William R. Timken, 70, (Director since June 2004, Member of Audit Committee since June, 2004), Mr. Timken, a founding partner of Hambrecht & Quist, joined H&Q in 1968 and retired in 1999 as its Vice Chairman. During his forty-two year career as a securities industry executive, Mr. Timken was involved in bringing to market and capitalizing companies such as Genentech, Apple and Netscape. Mr. Timken has been an informal advisor to ReGen since 1992. Mr. Timken is a graduate of Colby College and has served on the Blair Academy Board of Trustees since 1981, where he was elected Chairman in 2001.

Election of ReGen Board of Directors

In the stockholders’ agreement discussed below, certain ReGen stockholders agreed to vote their shares in favor of specified directors. The parties to the agreement agreed to vote for a Board composed of:

•	the then-current chief executive officer of ReGen, who is currently Gerald E. Bisbee, Jr., Ph.D.;

•	two (2) designees of Sanderling Ventures one of whom is initially Dr. Robert G. McNeil and the other of whom is an individual deemed independent under the rules of the National Association of Securities Dealers or any national securities exchange where we may list our common stock; and

•	four (4) designees of a majority of the other three directors elected pursuant to the stockholders’ agreement (these four designees were initially, and are currently, Dr. Abhi Acharya, Alan W. Baldwin, Dr. Richard Steadman and William R. Timken).

If a stockholder who is entitled to appoint a director pursuant to the stockholders’ agreement fails to designate a representative to fill a directorship, a person may be elected to fill the position in accordance with our certificate of incorporation, bylaws and applicable Delaware law.

The stockholders’ agreement will terminate upon the earliest to occur (i) June 21, 2007, (ii) a change of control or (iii) the quotation of ReGen’s shares on a national securities exchange or the Nasdaq National Market.

Parties to the stockholders’ agreement may be considered a group acting with a common intent for purposes of federal securities laws and may be required to file with the Securities and Exchange Commission and keep updated a Form 13D report of their holdings of ReGen capital stock, regardless of whether the parties would otherwise be required to file such a report.

Board and Committee Meetings

During the 2005 fiscal year, there were 6 meetings of the Board, 2 of which were telephonic meetings. Each incumbent director attended at least 75% of the aggregate total number of the meetings of the Board during his tenure and the meetings of the Board committees on which he served during such tenure.

Committees Of The Board

The Board has a standing Audit Committee, which deal with certain specific areas of the Board’s responsibility. The Board does not have a separate compensation committee or nominating committee. The Marketing Committee was dissolved by Board resolution on May 13 2005, to be effective immediately after the 2005 annual meeting.

Audit Committee.  The Audit Committee, which met 8 times during the 2005 fiscal year, reviews the professional services provided by our independent accountants, the independence of the accountants from our management, annual financial statements and our system of internal accounting controls. The Audit Committee also reviews such other matters with respect to our accounting, auditing and financials reporting practices and procedures as it may find appropriate or may be brought to its attention. In 2005, the members of the Audit Committee were Dr. Abhi Acharya, Mr. William Timken and Mr. Alan Baldwin (who serves as the Committee’s

Chairman). As independence is currently defined in Rule 4200(a)(15) of the NASD listing standards, our Board of Directors has determined that Mr. Baldwin, Mr. Timken and Dr. Acharya are independent directors. Pursuant to the mandates of the Sarbanes-Oxley Act of 2002, the Company’s Board of Directors has determined that Mr. Baldwin, an independent director, qualifies as an “audit committee financial expert” as such term is defined in the Securities Exchange Act of 1934, as amended. The Audit Committee is governed by a charter.

Board of Directors Acting as the Compensation Committee.  During the year ended December 31, 2005, the Company’s full Board of Directors acted as the compensation committee. Dr. Bisbee, who is a member of the Board of Directors, is also an officer of the Company. The Board of Directors met 2 times during the year ended December 31, 2005 in this capacity for the purpose of plans and policies regarding the compensation of Company staff. Based on the size of the Company, the size of the Board of Directors, and the number of employees, the Board of Directors does not believe the Company would derive any significant benefit from a separate Compensation Committee. The members of the Board of Directors are not all independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented.

Board of Directors Acting as the Nominating Committee.  During the year ended December 31, 2005, the Company’s full Board of Directors acted as a nominating committee. The Board of Directors did not meet during the year ended December 31, 2005 in this capacity for the purpose of considering potential nominees to the Board of Directors. Based on the Company’s size, and the size of the Board of Directors, the Board of Directors does not believe the Company would derive any significant benefit from a separate nominating committee. The members of the Board of Directors are not all independent as defined in The Nasdaq Stock Market, Inc. Marketplace Rules, as modified or supplemented. The Company does not have a nominating committee charter.

In evaluating and recommending director candidates, the Board takes into consideration such factors as it deems appropriate based on the Company’s current needs. These factors may include diversity, age, skills such as understanding of the orthopedics industry and of general finance, relevant regulatory experience, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate’s experience and business background, and other Board members’ experience and business background, as well as the candidate’s ability to devote the required time and effort to serve on the Board.

The Board will consider for nomination candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a director candidate to the Board for consideration as a Board of Directors nominee, such shareholder must submit in writing to the Board: (i) the name and address of the stockholder submitting the proposal, as it appears on our stockholder records, and of the beneficial owner thereof, (ii) the number of each class of our shares of voting stock that are owned beneficially and of record by the stockholder and the beneficial owner, (iii) a description of all arrangements or understandings between the stockholder and the director nominee and any other person pursuant to which the nomination is to be made by the stockholder, and (iv) all information relating to the director nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a director nominee and to serving as a director if elected). This information must be delivered to the Chairman of the Company at the Company’s address and must be received no later than the date mentioned in the most recent proxy statement under the heading “Deadline for Stockholder Proposals” as such date may be amended in cases where the annual meeting has been changed as contemplated in SEC Rule 14a-8(e) to be considered as a potential Board of Directors nominee at the Annual Meeting of Shareholders for that year. The Board may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will receive the same consideration that the committee’s candidates receive. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his instructions, the vote tellers shall disregard all votes cast for each such nominee.

Stockholder Communications with the Board

Stockholders of the Company may communicate with the Board in writing addressed to:

Board of Directors
c/o Corporate Secretary
509 Commerce Street
1st Floor, East Wing
Franklin Lakes, New Jersey 07417

The Secretary will review each stockholder communication. The Secretary will forward to the entire Board (or to members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility) each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by the other stockholders generally.

A copy of our Form 10-K as filed with the Securities and Exchange Commission will be sent to any shareholder without charge upon written request addressed to:

Investor Relations
ReGen Biologics, Inc.
509 Commerce Street, 1st Floor, East Wing
Franklin Lakes, New Jersey 07417

The Company strongly encourages each of its directors to attend each Annual Meeting of the Company’s stockholders whenever attendance does not unreasonably conflict with the director’s other business and personal commitments. Gerald E. Bisbee, Jr., Ph.D., our Chairman of the Board of Directors, Abhi Acharya, Ph.D., Alan W. Baldwin and Robert G. McNeil attended the 2005 Annual Meeting of Stockholders.

Code of Ethics

The Board of Directors has adopted a code of ethics that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics establishes standards and guidelines to assist the directors, officers, and employees in complying with both the Company’s corporate policies and with the law and is available on our website at www.regenbio.com.  We will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics, including the name of the officer to whom the waiver was granted, on our website at www.regenbio.com.

Director Compensation

Directors are entitled to reimbursement of expenses for attending each meeting of the Board and each meeting of any committee. The directors elected not to receive cash compensation for the fiscal year 2005.

Currently, our directors who are not also our employees are eligible to participate in our Non-Employee Director Stock Option Plan, as amended and restated effective April 1, 2004. The Board of Directors are responsible for administering the plan. Pursuant to the plan as currently in effect, the timing of grants and the number of underlying shares to be awarded are as determined by the Committee. The exercise price of the options and the vesting schedule are specified by the committee at the time of grant and set forth in each option agreement. Stock options granted under this plan have a term of ten years from the date of grant. We currently have reserved 2,495,000 shares of our common stock for issuance under this plan. The plan may be terminated by the Board at any time. Upon the occurrence of a change of control, as defined in the plan, all outstanding unvested options under the Non-Employee Director Stock Option Plan immediately vest.

Non-employee directors are also entitled to stock option grants under our Non-Employee Director Supplemental Stock Option Plan, which became effective as of January 1, 1999 and was amended and restated effective January 31, 2003. Pursuant to this plan, 500,000 shares of our common stock are issuable to individuals who are non-employee members of the Board on the date of the grant. The supplemental plan is administered by the Board of Directors. The exercise price of the options is to be at least the fair market value of our common stock on the date of grant. Stock options granted under the plan have a term and vest as set forth in each option agreement. The plan may be terminated by the Board at any time. Upon the occurrence of a change in control, all outstanding unvested options under the Non-Employee Director Supplemental Stock Option Plan immediately vest.

EXECUTIVE OFFICERS

Gerald E. Bisbee, Jr., Ph.D., 63, Chairman, President and Chief Executive Officer. See description above.

John Dichiara, 52, Senior Vice President Clinical and Regulatory Affairs, has over fifteen years experience in the orthopedics industry. Before joining our Company in 1999, he was the Director of Clinical Affairs at Howmedica Osteonics, Inc. where he was responsible for the integration of the clinical departments of both companies after the acquisition by Stryker, Inc. Prior to that time, he worked for the Howmedica Division of Pfizer Medical Technology from 1984 to 1998 in a series of increasingly responsible positions in Research and Development and Regulatory Affairs. As Director of Regulatory Affairs and Public Policy he was responsible for worldwide regulatory approvals for Howmedica’s orthopedic, craniomaxillofacial and neurological products. He holds a B.A. in biological science from Columbia College.

William G. Rodkey, DVM, 59, Vice President of Scientific Affairs since February 1997. Since July 1991, he has served as Director of Basic Science Research and Educational Consultant at the Steadman Hawkins Sports Medicine Foundation and prior to that time was Chief of the Military Trauma Division for Letterman Army Institute of Research. Having conducted research regarding surgical care of trauma victims and authored numerous publications, he received the Albert Trillat Award for Excellence in Knee Research from the International Society for the Knee and twice the H. Edward Cabaud Memorial Award for Knee Research from the American Orthopedic Society of Sports Medicine. He holds a D.V.M. from Purdue University School of Veterinary Medicine and completed his surgery residency at the University of Florida. He is board certified as a Diplomat of the American College of Veterinary Surgeons. In 2005, Mr. Rodkey was appointed to the Scientific Committee of International Society of Arthroscopy, Knee Surgery and Orthopeadic Sports Medicine.

Brion D. Umidi, 43, Senior Vice President, Chief Financial Officer and Chief Accounting Officer, joined our Company in July 2002. Prior to joining our Company, Mr. Umidi was the founder and President of Umidi + Company, Inc., which provides professional accounting and financial management services to growing companies. Mr. Umidi acted as a contract CFO for us since 2000. Prior to starting Umidi + Company, Mr. Umidi was the CFO, Vice President of Finance and Administration, and Treasurer of APACHE Medical Systems, Inc. Mr. Umidi is a former commercial finance loan officer with the Mercantile Safe Deposit and Trust Company in Baltimore, Maryland and a former auditor with MNC Financial, Inc. in Baltimore. He received his Bachelor of Business Administration from Loyola College in Baltimore, where he majored in accounting and finance.

EXECUTIVE COMPENSATION

The following table summarizes, for the last three fiscal years, the compensation paid to or earned by our Chief Executive Officer and our four other highest paid executive officers serving as such as of December 31, 2005.

				Long-Term
				Compensation
	Fiscal			Securities	All Other
	Year	Annual Compensation		Underlying	Compensation
Name and Principal Position	Ended	Salary($)	Bonus($)	Options(#)	($)

Gerald E. Bisbee, Jr., Ph.D.	2005	$304,494	$76,123	—	$—
Chairman and Chief Executive	2004	$283,250	$100,000	—	$—
Officer	2003	$275,000	$68,750	1,020,662	$—
John Dichiara	2005	$186,559	$—	—	$—
VP, Clinical Regulatory and	2004	$180,250	$—	—	$—
Quality Assurance	2003	$175,000	$35,000	230,515	$—
William Rodkey, D.V.M	2005	$168,317	$28,979	—	$—
VP, Scientific Affairs	2004	$162,625	$—	—	$—
	2003	$157,237	$31,578	185,465	$—
Brion Umidi	2005	$193,769	$48,442	—	$—
VP, Chief Financial Officer	2004	$180,250	$45,063	—	$—
	2003	$175,000	$35,000	256,739	$—

EQUITY COMPENSATION PLANS

The following table summarizes the total number of outstanding securities in each of our equity compensation plans and the number of securities remaining for future issuance, as well as the weighted-average exercise price of all outstanding securities as of December 31,  2005.

Equity Compensation Plan Information(1)
	(A)		(C)
	Number of		Number of Securities
	Securities to Be	(B)	Remaining Available for
	Issued upon	Weighted Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants	Options, Warrants	Securities Reflected in
Plan Category	and Rights	and Rights	Column (A))

Equity compensation plans approved by security holders	15,185,744	$0.62	19,450,904
Equity compensation plans not approved by security holders(2)	7,223.897	$0.72	—

Total	22,409,641	$0.65	19,450,904

(1)	As of December 31, 2005.

(2)	Reflects warrants issued or assumed by the Company.

OPTION GRANTS

No stock options were granted to our executive officers for the fiscal year ended December 31, 2005.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

The following table provides information regarding stock options held by the indicated executive officers as of December 31, 2005.

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		in-the-Money Options
	Shares		Options at End of		at End of Fiscal Year
	Acquired on	Value	Fiscal Year (#)		($)(1)
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Gerald E. Bisbee, Jr., Ph.D.	—	—	3,926,080	781,617	$1,831,834	$446,789
John Dichiara	—	—	995,619	141,009	$510,516	$75,334
William Rodkey, D.V.M	—	—	759,380	134,743	$381,002	$75,941
Brion Umidi	—	—	1,094,466	165,891	$754,373	$90,269

(1)	Value is calculated by subtracting the exercise price per share from the last reported market price at December 31, 2005 and multiplying the result by the number of shares subject to the option.

Executive Employment Contracts

On June 21, 2002, in connection with the merger of Aros Corporation and ReGen Biologics, Inc., Gerald E. Bisbee, Jr., Ph.D. became our President and Chief Executive Officer. In September 1998, we entered into an employment agreement with Dr. Bisbee, as amended in March 2004, which provides for consecutive one year terms of employment which may be terminated by either party with 90 days prior written notice. According to the terms of the amended employment agreement, we will pay Dr. Bisbee a base salary of $275,000 per year, which was increased to $318,196, effective January 1, 2006, and the Compensation Committee of the Board will annually review the base salary amount. Dr. Bisbee is also eligible, based on achievement of certain performance objectives, to receive an annual bonus of up to 25% of his base salary amount. If Dr. Bisbee is terminated without cause or is involuntarily terminated due to a change in control, he is entitled to severance pay equal to 12 months salary and benefits.

In March 2004, we entered into an employment agreement with Brion D. Umidi, the provisions of which are deemed to have been in effect as of July 2002. The agreement provides for consecutive one year terms of employment. According to the terms of the employment agreement, Mr. Umidi’s base salary is $175,000 per year which was increased to $202,488 effective January 1, 2006, with annual review of the base salary amount by the compensation committee of the Board. If Mr. Umidi is terminated without cause or a change in control results in his involuntarily termination, he is entitled to severance pay equal to 6 months salary plus benefits.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The following report of the Board shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by ReGen under the Securities Act or the Exchange Act.

Executive Compensation Philosophy

The Board is responsible for reviewing our executive compensation program and policies each year and determining the compensation of our executive officers.

Our compensation program and policies are designed to help us attract, motivate and retain individuals of outstanding ability in key positions in order to maximize return to stockholders. The primary objectives of our executive compensation program are to:

•	provide total compensation opportunities that are competitive with opportunities provided to executives of comparable companies at comparable levels of performance;

•	ensure that our executives’ total compensation levels vary based on both our short-term financial performance and growth in stockholder value over time;

•	focus and motivate executives on the achievement of defined objectives; and

•	reward executives in accordance with their relative contributions to achieving strategic milestones and upholding key mission-related objectives.

In designing and administering its executive compensation program, we attempt to strike an appropriate balance among these objectives.

The Board will annually revisit the manner in which it implements our compensation policies in connection with executive staff. Our policies will continue to be designed to align the interests of our executives and senior staff with the long-term interests of the stockholders.

Our executive compensation programs consist of three principal elements: base salary, short-term incentive cash payments and long-term stock options, each of which is discussed below.

Compensation

Individual adjustments have been determined within the total executive compensation budget as approved by the Board and are based upon individual achievement and contribution. Salary and other compensation decisions have been made as part of our structured annual review process by the Board of Directors acting in its capacity as the compensation committee.

Short-Term Incentive Compensation

Our compensation philosophy has emphasized incentive pay (on a limited basis) to leverage both individual and organizational performance and to raise our total compensation position in the marketplace. Our short-term incentive compensation program rewards executives for accomplishing corporate, operational and individual objectives. The program provides varied award opportunities that correspond to each participant’s level of responsibility and influence on strategic initiatives and our operations.

Long-Term Incentive Compensation

We designed the Employee Stock Option Plan to reward employees for long-term growth consistent with stockholder return. In 2004, our stockholders approved an increase in the number of shares authorized under the plan by 3,000,000 shares, bringing the number of authorized shares to 9,450,000. The ultimate value of the long-term incentive compensation awards is dependent on the actual performance of our stock price over time.

During 2005, five employees of ReGen received a total of 66,000 stock options each with the exercise price of $0.925 per share. All such grants were subject to the terms of the Employee Stock Option Plan. No stock options were granted to executives during 2005.

Compensation of Chief Executive Officer

Gerald E. Bisbee, Jr., Ph.D. became our President and Chief Executive Officer in 2002. Dr. Bisbee continues to serve as our Chairman, President and Chief Executive Officer. In September 1998 we entered into an employment agreement with Dr. Bisbee, as amended in March 2004, which provides for consecutive one year terms of employment which may be terminated by either party with 90 days prior written notice. According to the terms of the amended employment agreement, we will pay Dr. Bisbee a base salary of $275,000 per year, which base salary amount will be reviewed by the Board annually. Effective January 1, 2006, Dr. Bisbee’s base salary was increased to $318,196, and the Board approved a bonus of $76,123 for Dr. Bisbee with respect to 2005, based upon the Board’s evaluation of a number of factors, including evaluations of Dr. Bisbee’s performance in 2005 by each independent director, peer group comparisons of salary and bonus levels, other industry business conditions, and ReGen’s success in achieving short-term and long-term goals and objectives. If Dr. Bisbee is terminated without cause or is involuntarily terminated due to a change in control, he is entitled to severance pay equal to 12 months salary and benefits.

Compensation Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of the corporation. This provision excludes certain forms of “performance based compensation” from the compensation taken into account for purposes of the limit. The Board believes that it has structured its current compensation programs in a manner to allow us to fully deduct executive compensation under Section 162(m) of the Internal Revenue Code. The Board will continue to assess the impact of Section 162(m) of the Internal Revenue Code on its compensation practices and determine what further action, if any, is appropriate.

The Board of Directors

/s/  Abhi Acharya, Ph.D.

Abhi Acharya, Ph.D.

/s/  Alan W. Baldwin

Alan W. Baldwin

/s/  Gerald E. Bisbee, Jr., Ph.D.

Gerald E. Bisbee, Jr., Ph.D.

/s/  Robert G. McNeil, Ph.D.

Robert G. McNeil, Ph.D.

/s/  Richard Steadman, M.D.

Richard Steadman, M.D.

/s/  William R. Timken

William R. Timken

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any filing by ReGen under the Securities Act or the Exchange Act.

In accordance with a written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of ReGen’s financial reporting processes.

Review and Discussions with Management.  The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2005 with our management.

Review and Discussion with Independent Public Accountants.  The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Conclusion.  In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 filed by the Company with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company’s independent registered public accounting firm.

Audit Committee of the Board of Directors

/s/  Abhi Acharya, Ph.D.

Abhi Acharya, Ph.D.

/s/  Alan W. Baldwin

Alan W. Baldwin

/s/  William R. Timken

William R. Timken

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

The comparisons on the following graph and table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock. The information contained in this table shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filings under the Securities Act or the Exchange Act.

The following graph compares the cumulative total stockholder return on our common stock for the last five fiscal years, with the cumulative total return on the Standard & Poor’s 500 Index — U.S. index and the cumulative total return on the stock of a group of public companies in the orthopedic and biologics businesses. This peer group, which we selected, is comprised of: Exactech, Inc.; Kyphon, Inc.; Osteotech, Inc.; Curis, Inc., Anika Therapeutics, Inc. and Wright Medical Group, Inc. We did not pay any dividends during this period. The Standard & Poor’s 500 Index — U.S. index and the stock prices of the companies in the peer group are published daily.

The graph assumes an investment of $100 in each of ReGen Biologics, Inc., the Standard & Poor’s 500 Index — U.S. index and the peer group on January 1, 2001. The comparison also assumes that all dividends are reinvested and that the peer group returns are weighted for market capitalization.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG REGEN BIOLOGICS, INC.,
STANDARD AND POOR’S 500 INDEX AND THE PEER GROUP

COMPARISON OF CUMULATIVE TOTAL RETURNS*

*TOTAL RETURN BASED ON $100 INITIAL INVESTMENT

	Jan 1,
	2001	2001	2002	2003	2004	2005
ReGen Biologics, Inc.	$100.00	$51.20	$262.40	$601.60	$921.60	$582.40
S&P 500	$100.00	$89.86	$78.14	$59.88	$75.68	$82.49
Peer Group	$100.00	$99.45	$83.07	$222.28	$224.80	$283.31

REGEN STOCKHOLDERS’ AGREEMENT

Several ReGen stockholders entered into a stockholders’ agreement in connection with the merger of Aros Corporation and ReGen Biologics, Inc. Pursuant to the terms of the stockholders’ agreement, as amended and restated, these stockholders agreed to vote their shares in favor of the election of certain designated directors at our upcoming annual meeting. The parties to the stockholders’ agreement currently control approximately 28.05% of the issued and outstanding voting capital stock of our company.

The following summary of the stockholders’ agreement outlines its substantive provisions.

Voting.  The parties to the stockholders’ agreement agreed to vote their shares in favor of certain proposals that will govern the post-merger management of our company. The stockholders’ agreement requires the parties to vote their shares at a special or annual meeting of the stockholders or to execute a proxy to ensure that their shares are voted at such a meeting in the specified manner.

Members of the Board.  The parties to the stockholders’ agreement agreed to vote such that ReGen maintains seven members of the Board of Directors. The seven directors are to be elected as follows:

•	The then-current Chief Executive Officer of ReGen, who is currently Gerald E. Bisbee, Jr., Ph.D.;

•	Two (2) designees of Sanderling Ventures, who are initially Dr. Robert G. McNeil and an individual deemed independent under the rules of the National Association of Securities Dealers or any national securities exchange where we may list our common stock); and

•	Four (4) designees of a majority of the foregoing members of the Board of ReGen, who are currently Dr. Abhi Acharya, Alan W. Baldwin, Dr. Richard Steadman and William R. Timken.

The stockholders’ agreement allows the removal of a director upon the request of the party who designated the director. If a director is removed in such a manner, resigns from our Board or otherwise ceases to be a director, the party who designated that director shall have the right to designate a new individual to serve as a director.

If a stockholder who is entitled to appoint a director pursuant to the stockholders’ agreement fails to designate a representative to fill a directorship, a person may be elected to fill the position in accordance with our certificate of incorporation, bylaws and applicable Delaware law.

Reverse Stock Split.  The parties to the stockholders’ agreement agreed to vote in favor of a reverse stock split at any meeting of the stockholders of ReGen called in accordance with ReGen’s certificate of incorporation and bylaws and applicable law.

Legend.  The stock certificates that represent the shares held by the parties to the stockholders’ agreement will bear a legend on the certificates stating that the ability to vote the shares is subject to the restrictions outlined in the stockholders’ agreement.

Transfer of Shares.  If any parties to the stockholders’ agreement transfer any of their ReGen shares, the party who receives the shares will be bound by all the terms of the stockholders’ agreement.

Termination.  The stockholders’ agreement will terminate upon the earliest to occur (i) June 21, 2007, (ii) a change of control or (iii) the quotation of ReGen’s shares on a national securities exchange or the Nasdaq National Market. For purposes of termination of the stockholders’ agreement, a change of control of the company means a merger or consolidation of our company wherein there is a change in ownership of a majority of our company’s capital stock; a sale or transfer of substantially all of our assets; a sale by the stockholders of our company to any non-affiliate of a majority of our shares; or a liquidation or dissolution of our company.

Amendment.  The stockholders’ agreement may be amended by the mutual agreement of our company and the holders of a majority of the outstanding shares of our company at the time of the proposed amendment.

RATIFICATION OF PROPOSAL TO AMEND THE COMPANY’S AMENDED AND
RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A ONE FOR
8 REVERSE STOCK SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

(PROPOSAL 2)

Our Board has unanimously approved a resolution seeking approval for a one for 8 reverse stock split whereby each eight shares of common stock currently issued and outstanding will be converted into one share of common stock.

The affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote is necessary to approve this proposal. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the voting results.

The proposed reverse stock split will affect all of our currently issued and outstanding common stock. The reverse stock split, if approved, would not affect your current ownership stake in our company, nor would it affect the ownership stakes of any other stockholder. Although there can be no assurance of the future effect on our stock price, the reverse stock split would likely increase the per share price of our common stock. Initially, the increase in our per share stock price would likely correspond to the reduction in the number of shares of our common stock that are outstanding and available for issuance.

Our Board approved this resolution for the following reasons. First, the reverse stock split will aid our Company’s efforts to have our common stock re-listed on a national securities exchange or the Nasdaq Stock Market by increasing the per share price of our stock to meet the market’s minimum listing price. Second, our Board feels that an increased per share stock price may have the effect of making our common stock more attractive to individuals as well as institutional investors in the future.

Our Board feels that having our Company’s common stock listed on a national securities exchange or the Nasdaq Stock Market is in the best interests of the long-term success of the Company. However, our Board feels that overall market conditions, the momentum in the price of our stock and other factors may impact the desired timing of effectuating the reverse stock split. Therefore, as part of this resolution, the Board will have the authority to effect the reverse split during a period of up to six months after the date of the annual meeting, and will also have the authority not to effect the reverse split in such timeframe.

The authorization of the reverse stock split will not be subject to the “going private” rules of the Securities Exchange Act of 1934 as we do not anticipate reducing the number of stockholders in the event we effect the reverse stock split.

Authorized Shares of Common Stock

The reverse split will affect our issued and outstanding shares, but will not effect the number of shares of common stock the Company is authorized to issue. The reverse stock split will result in an effective increase in the number of authorized, but unissued, shares of our common stock, which may be construed as having an anti-takeover effect. Although we are not proposing the reverse split for this purpose, we could, subject to the Board’s fiduciary duties and applicable law, issue such additional shares to purchasers who might oppose a hostile takeover bid. Such a use of these shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by our Board.

Fractional Shares

We will not issue fractional shares of our common stock in connection with the proposed reverse stock split. Instead, in the event we consummate the reverse stock split, any fractional share that results from the proposed reverse stock split will be rounded up to the next whole share of our common stock. For example, a stockholder who owns 95 shares of our common stock prior to the proposed stock split will automatically own 12 shares of our common stock after the reverse stock split (not the 11.875 shares that would result from dividing 95 shares by 8). As a result, stockholders will not receive cash for fractional shares.

Appraisal Rights

No appraisal rights are available under Delaware law or our certificate of incorporation or bylaws if you dissent from or vote against the proposal to approve the reverse stock split. Other rights or actions may exist under Delaware law for stockholders who are harmed by reverse stock splits generally. Although the nature and extent of these rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

In the stockholders’ agreement discussed above, certain ReGen stockholders agreed to vote their shares in favor of a reverse stock split at any meeting of the stockholders of ReGen called in accordance with ReGen’s certificate of incorporation and bylaws and applicable law.

Parties to the stockholders’ agreement may be considered a group acting with a common intent for purposes of federal securities laws and may be required to file with the Securities and Exchange Commission and keep updated a Form 13D report of their holdings of ReGen capital stock, regardless of whether the parties would otherwise be required to file such a report.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO EFFECT A ONE FOR 8 REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(PROPOSAL 3)

Independent Accountants For 2006

The Board, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP to audit our accounts for the fiscal year ending December 31, 2006. Ernst & Young has reported that none of its members has any direct financial interest or material indirect financial interest in us. Currently, our Audit Committee is composed of Mr. Baldwin, Dr. Acharya and Mr. Timken and has responsibility for recommending the selection of auditors.

The Audit Committee’s pre-approval process for non-audit and audit-related services may be found in the charter of the Audit Committee.

The affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy and entitled to vote is necessary to ratify the Board’s selection of Ernst & Young LLP to audit our accounts for the fiscal year ending December 31, 2006. Abstentions will be treated as votes against the proposal and broker non-votes will have no effect on the voting results. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders. These representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fiscal 2005 and Fiscal 2004 Audit Firm Fee Summary.

During fiscal year 2005, we retained our principal auditor, Ernst & Young LLP, to provide services in the following categories and amounts:

Audit Fees	$231,474
Audit-Related Services Fees(1)(3)	20,768
Tax Fees(2)(3)	33,000
All Other Fees	3,320

Total Fees	$279,872

During fiscal year 2004, we retained our principal auditor, Ernst & Young LLP, to provide services in the following categories and amounts:

Audit Fees	$186,533
Audit-Related Services Fees(1)(3)	27,500
Tax Fees(2)(3)	29,500
All Other Fees	—

Total Fees	$243,533

(1)	Audit-related services generally include fees for Securities and Exchange Commission registration statements.

(2)	Non-audit related services fees generally include fees for tax preparation services.

(3)	All of the audit related and tax services rendered to ReGen in 2005 and 2004 were approved by the Audit Committee pursuant to its charter.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditor, and the fees paid to Ernst & Young LLP in 2005 were pre-approved. These procedures include reviewing and approving a budget for audit and permitted non-audit services. The budget includes a description of, and an estimated amount for audit services and for particular categories of non-audit services that are recurring in nature and therefore are anticipated at the time the budget is reviewed. Audit Committee pre-approval is required (i) if the estimated amount for a particular category of non-audit services will be substantially exceeded, and (ii) to engage the independent auditor for any non-audit services not included in the budget. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee for services that were not included in the budget; these services are then reviewed at the next Audit Committee meeting. The Audit Committee periodically monitors the services rendered and fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

The Audit Committee has determined that the provision of services by Ernst & Young LLP is compatible with maintaining such auditor’s independence.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.

DEADLINE FOR STOCKHOLDERS PROPOSALS

Proposals of stockholders intended for inclusion in our proxy statement relating to the 2007 Annual Meeting of Stockholders must be received at our offices (addressed to the attention of the Corporate Secretary) not later than December 19, 2006. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Any stockholder proposal not included in the proxy materials we disseminate for our 2007 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act will be considered untimely for the purposes of Rules 14a-4 and 14a-5 under the Exchange Act if notice of the proposal is received after March 6, 2007. Management proxies will be authorized to exercise discretionary authority with respect to any stockholder proposal not included in our proxy materials unless (a) we receive notice of such proposal by March 7, 2006 and (b) the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act are met.

ADDITIONAL INFORMATION

Management knows of no matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

We will bear the expenses in connection with the solicitation of proxies. Solicitation will be made by mail, but may also be made by telephone, personal interview, facsimile or personal calls by our officers, directors or employees who will not be specially compensated for such solicitation. We may request brokerage houses and other nominees or fiduciaries to forward copies of our proxy statement to beneficial owners of common stock held in their names and we may reimburse them for reasonable out-of-pocket expenses incurred in doing so.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Until recently, our flagship product, the CMI, was distributed by the Centerpulse unit (“Centerpulse”) of Zimmer Holdings, Inc. (NYSE: ZMH) (“Zimmer”) under a distribution agreement. Centerpulse USA Holding Co., which is controlled by Zimmer, is a beneficial owner of more than 5% of our voting stock.

On February 15, 2005 we received notice from Centerpulse of its intent to terminate the distribution agreement, effective August 11, 2005. The agreement permits termination by Centerpulse at any time upon six months’ prior written notice to the Company.

Our distribution agreement with Centerpulse included a cost reimbursement provision which terminated effective August 11, 2005. For the year ended December 31, 2005, we were not entitled to reimbursement of developmental costs pursuant to the cost reimbursement provision.

In addition to the distribution arrangements described above, Centerpulse has provided us debt financing pursuant to two Credit Agreements. To secure our obligations under the second Credit Agreement, we have granted Centerpulse a security interest in certain of our intellectual property and have agreed not to license or sell such intellectual property, other than in the ordinary course of our business. As of December 31, 2005, we owed approximately $7.4 million under these credit facilities. The Credit Agreements provide that the debt will mature on the earlier of 36 months from the date we receive FDA approval for our collagen scaffold family of products or the CMI, or December 31, 2009. On the due date, we may, at our option and subject to certain conditions, require any unpaid debt to be converted to equity at a price per share equal to 75% of the then current market price of our stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and certain persons who own more than 10% of our common stock to file with the Securities and Exchange Commission reports concerning their beneficial ownership of our equity securities. These persons are required to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on our review of the copies of such forms received by us from our directors, officers and greater than 10% beneficial owners, all of these reports were filed on a timely basis. We believe that all directors and officers of ReGen subject to Section 16(a) reporting are current in their reporting obligations thereunder.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referencing those documents. The information that we incorporate by reference is considered to be part of this Proxy Statement.

We incorporate by reference into this Proxy Statement our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, a copy of which accompanies this Proxy Statement. In addition, our Annual Report on Form 10-K has been filed with the SEC and may be accessed from the SEC’s homepage at www.sec.gov.

By Order of the Board,

/s/  Gerald E. Bisbee, Jr., Ph.D.

Gerald E. Bisbee, Jr., Ph.D.
Chairman and Chief Executive Officer

Franklin Lakes, NJ
April   , 2006

ReGen Biologics, Inc.

000000000.000 ext
000000000.000 ext
	000004	000000000.000 ext
MR A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext
ADD 1	Least Address Line	000000000.000 ext
ADD 2		000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6		C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789

A	Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING
INSTRUCTIONS.
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 - Gerald E. Bisbee, Jr., Ph.D.	☐	☐	04 - Robert G. McNeil, Ph.D.	☐	☐

02 - Abhi Acharya, Ph.D.	☐	☐	05 - J. Richard Steadman, M.D.	☐	☐

03 - Alan W. Baldwin	☐	☐	06 - William R. Timken	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	To approve a one for eight reverse stock split of all of ReGen’s issued and outstanding common stock, subject to the authority of the Board.	☐	☐	☐	Mark box at right if a comment has been noted below. ☐

3.	To ratify the appointment of Ernst & Young LLP as our independent accountants for the current fiscal year.	☐	☐	☐	Comments:

4.	To transact such other business as may come before the Meeting or an adjournment thereof.

Mark box at right if you plan to attend the Annual Meeting.		☐
C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

■	0 0 9 0 9 1 1	1 U P X	C O Y

Proxy — ReGen Biologics, Inc.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proxy for the Annual Meeting of Stockholders
to be held on Friday, May 12, 2006
The undersigned stockholder of ReGen Biologics, Inc. (the “Company”) hereby constitutes and appoints Gerald E. Bisbee, Jr., Ph.D. and Brion D. Umidi and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of ReGen Biologics, Inc. to be held on Friday, May 12, 2006 at 9:00 a.m. Eastern time, at the offices of the Company’s legal counsel, Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036 and at any and all adjournments and postponements thereof (the “Meeting”), on all matters properly before the Meeting.
THE PROXIES WILL VOTE USING THE DIRECTIONS PROVIDED ON THE REVERSE SIDE OF THIS CARD. IF YOU SIGN AND RETURN THIS PROXY, BUT DO NOT PROVIDE SPECIFIC DIRECTION WITH RESPECT TO A VOTING ITEM, THIS PROXY WILL BE VOTED WITH RESPECT TO SUCH ITEM AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF, UTILIZING THEIR OWN DISCRETION AS SET FORTH IN THE NOTICE OF 2006 ANNUAL MEETING AND PROXY STATEMENT.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESS/VOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on XXXXXX XX, 200X.
THANK YOU FOR VOTING